                                                                       EXHIBIT 5

                       [LETTERHEAD OF GRAHAM & DUNN PC]


March 8, 1999


The Ackerley Group, Inc.
1301 Fifth Avenue, Suite 4000
Seattle, Washington 98101

     RE:  THE ACKERLEY GROUP, INC.;
          LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

     We are acting as counsel for The Ackerley Group, Inc., a Delaware corporation (the "Company"), in connection the Company's public offering of $200,000,000 aggregate principal amount of its 9% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") whereby the Exchange Notes will be issued in exchange for its outstanding 9% Series A Senior Subordinated Notes under an Indenture dated as of December 14, 1998 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated December 14, 1998 (the "Registration Rights Agreement"), by and between the Company and the Initial Purchasers named therein, and the Registration Agreement dated as of February 24, 1999 between the Company and First Union Capital Markets (the "Registration Agreement" together with the Registration Rights Agreement, the "Registration Agreements"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with the offering of the Shares, we have examined: (i) the Indenture; (ii) the Registration Agreements; (iii) the Registration Statement on Form S-4 relating to the Exchange Notes (the "Registration Statement"); (iv) form of certificate evidencing the Exchange Notes; (v) the Fourth Restated Certificate of Incorporation of the Company; (vi) the Amended and Restated Bylaws of the Company; (vii) certain resolutions adopted by the Board relating to the Exchange Offer, the issuance of the Initial Notes and the Exchange Notes, the Indenture and related matters; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (ix) such other documents as we have deemed necessary to form the opinion

The Ackerley Group, Inc.
March 8,1999
Page 2

expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Company.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents. In making our examination of documents executed or to be executed by parties, we have assumed that such parties other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties other than the Company of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinion is limited to the application to the laws of the State of Washington, the General Corporation Law of the State of Delaware, and the federal laws of the United States. The Exchange Notes, Indenture, and Registration Agreements (collectively, the "Note Documents") state that they are governed by the law of the State of New York. Consequently, we have not examined the question of what law would govern the interpretation or enforcement of such documents, and our opinion is based upon the assumption that the laws of the State of New York are identical to the laws of the State of Washington. To the extent that our opinion otherwise relates to the laws of any jurisdictions other than the State of Washington, the General Corporation Law of the State of Delaware, and the federal laws of the United States, we have assumed that such laws are in all relevant respects identical to the laws of the State of Washington. We note that if the Note Documents are not, in fact, valid, binding, and enforceable under the laws of the State of New York, the Notes may not be enforced by a State of Washington court under applicable conflict of law principles. We express no opinion as to whether a court located in the State of Washington would hold that the State of Washington is a proper forum in which to enforce the Note Documents. In addition, a Washington court, or federal court applying Washington law, may consider extrinsic evidence of the circumstances surrounding the making of a Note Document to ascertain the intent of the parties using the language employed in such documents, regardless of whether or not the language used is plain and unambiguous on its face, and may incorporate additional or supplementary terms into the such documents.

     In rendering the opinion set forth below, we have assumed that the execution, authentication and delivery by the Company of the Exchange Notes do not and will not violate, conflict

The Ackerley Group, Inc.
March 8,1999
Page 3

with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Fourth Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, the Indenture, or the Registration Agreements), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law and those laws, rules and regulations of the State of Washington and the United States, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

     Based and subject to the foregoing, we are of the opinion that when the Exchange Notes have been duly a executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered in exchange for the Initial Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and (2) by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity).

     Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Legal Matters" as having passed upon the validity of the Exchange Notes. In giving this consent, we do not admit that we are experts within the meaning of the Act.

                              Very truly yours,

                              GRAHAM & DUNN

                              /s/ Graham & Dunn